Exhibit 10.1(j)

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Agreement”), is entered into as of January 1, 2002, between SAUER-DANFOSS INC., a Delaware Corporation (the “Company”), and DR. KLAUS MURMANN (the “Executive”).

RECITALS

The parties hereto are also parties to that certain Employment Agreement dated September 19, 1996 (the “Employment Agreement”), as amended by that certain Agreement and Amendment to Employment Agreement dated February 24, 2000 (the “Amendment”).  The Executive’s period of employment (“Employment Period”) under the Employment Agreement expires by its terms on December 31, 2001.  The parties now desire to further amend the Employment Agreement to provide that the Employment Period shall expire, subject to the earlier termination of Executive’s employment as provided in the Employment Agreement, on December 31, 2003.

NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive, intending to be legally bound, unconditionally agree as follows:

1.  Paragraph 2 of the Employment Agreement is hereby deleted in its entirety and amended to read as follows:

“2.           Employment Period.  The term of Executive’s employment under this Agreement shall commence as of January 1, 1997, and shall expire, subject to the earlier termination of Executive’s employment as hereinafter provided, on December 31, 2003 (the “Employment Period”).”

2.  Except as set forth above, the Employment Agreement, as originally executed, together with the Amendment, including Appendix A to the Amendment, shall remain in full force and effect.

3.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SAUER DANFOSS INC.

By:	/s/ David L. Pseifle
President and CEO
(print name and title of officer)

/s/ Klaus Murmann
Klaus Murmann